Exhibit 99.1

Beeline Commends President Trump’s Announcement of $200 Billion Agency MBS Purchase

Action is intended to lower mortgage rates, supporting affordability for borrowers and activity across the mortgage market

PROVIDENCE, R.I., Jan. 13, 2026 – Beeline Holdings, Inc. (NASDAQ: BLNE), a digital mortgage lender offering conventional mortgage products and alternative mortgage solutions for borrowers who do not meet traditional underwriting standards, alongside home equity products leveraging blockchain-enabled technology, commends President Trump’s announcement that Freddie Mac and Fannie Mae will purchase $200 billion in mortgage-backed securities in an effort to lower mortgage rates.

Management celebrates actions that support lower mortgage rates, can improve affordability and increase consumer engagement across both purchase and refinance markets. The Company believes it is positioned to benefit from these dynamics, and expects borrowers, especially first-time homebuyers, to have access to a broader set of financing options if rates decline.

“The mortgage industry is long overdue for interest rate relief that can meaningfully improve affordability for the American homeowner,” said Beeline CEO Nick Liuzza. “Measures designed to support the mortgage market could have a direct impact to the rates homebuyers pay. If rates move lower, we would expect increased consumer interest and a wider range of options.”

“We were already forecasting strong growth in 2026, and improving market conditions could support broader industry activity,” continued Liuzza. “Beeline enters 2026 with a debt-free balance sheet, has increased revenues by more than 100% versus fiscal year 2024, despite a muted housing market, and we believe we are well positioned to benefit through our lending, title, and home equity investment offerings. We were already expecting to double our revenue in 2026 versus 2025 in our lending and title divisions, and now expect incremental revenue tied to our BeelineEquity product.”

Beeline leverages proprietary AI developed over the past six years, along with new products built on the blockchain, to create better outcomes for consumers.

About Beeline Financial Holdings Inc.

Beeline Financial Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans—whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core. The company is a wholly owned subsidiary of Beeline Holdings, Inc. and also operates Beeline Labs, its innovation arm focused on next-generation lending solutions.

For more, visit www.makeabeeline.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the Trump Administration’s actions on the real estate and mortgage industries and forecasted 2026 revenues. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, future interest rate changes, the risks arising from the impact of inflation, tariffs, and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, the impact of ongoing military actions by the United States as well as from the wars in Ukraine and the Middle East, and the Risk Factors contained in the Company’s Prospectus Supplement dated November 14, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations
ir@makeabeeline.com

Media Inquiries
press@makeabeeline.com